CERTIFICATE OF
                   VISUAL BIBLE INTERNATIONAL, INC.
                         (the "Certificate")


      THE UNDERSIGNED, being the President of VISUAL BIBLE
INTERNATIONAL, INC., a Florida corporation (the "Corporation"), hereby certifies the following:

      1. Pursuant to Section 607.1007 of the Florida Business Corporation Act (the "FBCA"), the board of directors of the Corporation (the "Board") has, by action by written consent of directors pursuant to Section 607.0821 of the FBCA (the "Director's Action"), on March 21, 2001 restated the Articles of Incorporation of the Corporation (the "Restated Articles"). A true and correct copy of which Restated Articles are attached hereto as Exhibit 1.

      2.    The Restated Articles do not contain amendments (the
"Amendments") to the original articles of incorporation requiring shareholder approval.

      3. The Restated Articles contain an amendment effecting a share combination without shareholder approval (the "Combination
Amendment").  Accordingly, pursuant to the provisions Section
607.10025 of the FBCA:

       (a) The Combination Amendment was duly adopted by the Board on March 21, 2001.

       (b) The Combination Amendment does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination.

       (c) The Combination Amendment affects the $0.001 par value common stock of the Company (the "Common Shares") and combines each two (2) Common Shares outstanding on April 3, 2001 (the "Record
Date") into one (1) Common Share outstanding.

       (d) The Combination Amendment shall be effective on the later to occur of April 16, 2001 or the filing by the Secretary of State of the State of Florida of the Restated Articles.

      4.    The date of this Certificate is April 3, 2001.

VISUAL BIBLE INTERNATIONAL, INC.



By:/s/Daniel W. Johnson, President
Daniel W. Johnson, President

                              EXHIBIT 1

                         AMENDED AND RESTATED
                      ARTICLES OF INCORPORATION
                                  OF
                   VISUAL BIBLE INTERNATIONAL, INC.


                              ARTICLE I
                            CORPORATE NAME

      The name of the corporation is Visual Bible International, Inc. (the "Corporation").

                              ARTICLE II
                           INITIAL ADDRESS

      The initial street address and mailing address of the principal office of the Corporation is:

                       5100 Town Center Circle
                              Suite 330
                      Boca Raton, Florida 33486

                             ARTICLE III
                            CAPITALIZATION

      The aggregate number of shares of all classes that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which Seventy Five Million (75,000,000) shares shall have a par value of $.001 and shall be a class designated as "Common Shares" and of which Twenty Five Million (25,000,000) shares shall have a par value of $.001 and shall be a class designated as "Preferred Shares".

B. Common Shares. Each Common Share shall entitle the holder thereof to one vote. No holder of the Common Shares shall be entitled to any right of cumulative voting.

C.    Preferred Shares.

      1. Preferred Shares may be issued from time to time in one or more series, each such series to have distinctive serial designations, as same shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Shares from time to time as adopted by the board of directors of the Corporation (the "Board of Directors") pursuant to the authority to do so, which authority is hereby vested in the Board of Directors.

      2. Each series of Preferred Shares may: (a) have such number of shares; (b) have such voting powers, full or limited (c) may be without voting power; (d) be redeemable or convertible at such time or times and at such prices; (e) entitle the holders thereof to receive distributions calculated in any manner, including but not limited to dividends, which may be cumulative, non-cumulative or partially cumulative, at such rate or rates, on such conditions, from such date or dates, at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; (f) have such preference over any other class of shares with respect to distributions, including but not limited to dividends and distributions upon dissolution of the Corporation; (g) be made convertible into, or exchangeable for, shares of any other class or classes (except the class having prior or superior rights and preferences as to the dividends or distribution assets upon liquidation) or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange, and with such adjustments; (h) be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (i) be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation; and (j) have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as stated in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Shares.

      3. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Shares, the number of shares comprised in such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

      4. Shares of any series of Preferred Shares which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, were exchangeable, have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued Preferred Shares and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Shares, all subject to the conditions or restrictions on issuance set forth in the resolution of resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Shares and to any filing required by law.

                              ARTICLE IV
                           REGISTERED AGENT

      The registered agent and street address of the initial registered office of the Corporation is:

                     E.H.G. Resident Agents, Inc.
                  5100 Town Center Circle, Suite 330
                      Boca Raton, Florida 33486

                              ARTICLE V
                             INCORPORATOR

      The name and address of the Incorporator of the Corporation is:

                       Edward H. Gilbert, Esq.
                       Edward H. Gilbert, P.A.
                  5100 Town Center Circle, Suite 330
                      Boca Raton, Florida 33486

                              ARTICLE VI
                         CORPORATE AUTHORITY

      The corporation is organized for the purpose of transacting any and all lawful activities or business for which corporations may be formed under the Florida Business Corporations Act (the "FBCA").

                             ARTICLE VII
                              DIRECTORS

      The corporation shall have one director, provided that the number of directors may be increased or diminished from time to time as provided in the bylaws of the Corporation (the "Bylaws") so long as there shall never be less than one director.

                             ARTICLE VIII
                                BYLAWS

      The initial Bylaws of the Corporation shall be adopted by the Board of Directors.

                              ARTICLE IX
                         CORPORATE EXISTENCE

      The corporate existence of the Corporation shall commence on the filing of these Articles of Incorporation by the Department of State of the State of Florida.

                              ARTICLE X
                       AFFILIATED TRANSACTIONS

      The Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                              ARTICLE XI
                             COMBINATION


A. Upon the later to occur of April 16, 2001 or the filing by the Secretary of State of the State of Florida of these Amended and Restated Articles of Incorporation each two (2) Common Shares outstanding on April 3, 2001 (the "Record Date") shall be combined into one (1) Common Share.

B. The Corporation may issue fractional Common Shares or scrip certificates therefor to the holders of the Common Shares as of the Record Date by reason of the foregoing combination. The Board of Directors of the Corporation or any corporate committee thereof is empowered to adopt further rules and regulations concerning such fractional interests or scrip.

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Amended and Restated Articles of Incorporation this 3rd day of April, 2001.

VISUAL BIBLE INTERNATIONAL, INC.



By:/s/Daniel W. Johnson, President
Daniel W. Johnson, President


                      ACCEPTANCE OF APPOINTMENT
                                  OF
                           REGISTERED AGENT


      The undersigned hereby accepts the appointment as registered agent of VISUAL BIBLE INTERNATIONAL, INC., contained in the foregoing Amended and Restated Articles of Incorporation and states that the undersigned is familiar with and accepts the obligations set forth in Section 607.0508 of the Florida Business Corporation Act.

EHG RESIDENT AGENTS, INC.



By:/s/Edward H. Gilbert, President
Edward H. Gilbert, President

Date: April 3, 2001